UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tian’an Technology Group Ltd.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	3621	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tian’an Technology Group Ltd. Room 501, No. 3, Lane 743 Taopu Road, Putuo District, Shanghai, China
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq. The Crone Law Group, PC 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq. Eric Mendelson, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 Phone: (646) 861-7891	Gail Carrington Samuels, Richardson and Co 160 Main Street, Road Town, Tortola, British Virgin Islands Phone: +284 494 3577

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Explanatory Note

The Form F-1/A is filed as an amendment (“Amendment No. 5”) to the Registration Statement on Form F-1/A previously filed by Tian’an Technology Group Ltd., a British Virgin Islands holding company (the “Company”) on March 17, 2023 (the “Form F-1/A No. 4”), in connection with the offer and resale of 5,000,000 of the Company’s ordinary shares.

This Amendment No. 5 is being filed for the purpose of correcting the inadvertent inclusion of an incorrect law firm-designee for the purposes of “COPIES OF COMMUNICATIONS”. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note and the signature page to the current Form F-1/A.

Except as specifically provided herein, this Amendment No. 5 does not modify any of the information previously reported on the Form F-1/A No. 4 and the remainder of the Form F-1/A No. 4 has therefore been omitted. Defined terms used but not otherwise defined herein have the meaning attributed to them in the Form F-1/A No. 4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 12, 2023.

TIAN’AN TECHNOLOGY GROUP LTD

By:	/s/ Heng Fei Yang
Heng Fei Yang Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Heng Fei Yang	Chief Executive Officer, President and Director	October 13, 2023
Heng Fei Yang	(Principal Executive Officer)

/s/ Cong He	Chief Financial Officer	October 13, 2023
Cong He	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on October 13, 2023

AUTHORIZED U.S. REPRESENTATIVE

By:	The Crone Law Group, PC
Name:	/s/ Mark E. Crone
Title:	Principal